EXHIBIT 99.1

On2 Technologies’ Annual Shareholder Meeting Adjourned until October 10, 2007

TARRYTOWN, NY (September 21, 2007): On2 Technologies, Inc., (AMEX:ONT), announced today that it intends to adjourn its Annual Shareholder Meeting scheduled for September 24, 2007, and reconvene the meeting on October 10, 2007, at 9:00 am at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105. The meeting was called for the purpose of considering the following proposals: (1) to amend the Company’s bylaws to increase the number of members of its Board of Directors (Proposal #1); (2) to elect a Board of Directors of the Company (Proposal #2); (3) to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (Proposal #3); (4) to approve the issuance of shares of the Company’s common stock to be exchanged for all of the issued and outstanding equity securities of Hantro Products Oy, so that Hantro will become a wholly-owned subsidiary of the Company (Proposal #4); (5) to authorize the Board of Directors to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a ratio of one-for-five (Proposal #5); (6) to approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s common stock to 55,000,000 conditioned on the approval and implementation of Proposal No. 5 (Proposal #6); (7) to increase the number of authorized shares under the Company’s 2005 Incentive Compensation Plan (Proposal #7); (8) to ratify the selection of Eisner LLP as the Company’s independent registered public accounting firm (Proposal #8); and (9) to transact any business as may properly come before the meeting and any adjournments thereof (Proposal #9).

“There are a number of shareholders who have only recently received their proxies and we want to give them time to consider the proposals and vote,” said Bill Joll, president and CEO of On2 Technologies.

On2 Technologies, Inc. intends to convene its Annual Shareholder Meeting on Monday, September 24, 2007, at 9:00 a.m. Eastern Standard Time , at the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105. The company plans to immediately adjourn the meeting and defer voting on all proposals until October 10, 2007, when the meeting will be reconvened.

The Company encourages all shareholders to read the Proxy Statement dated August 30, 2007, and to submit a proxy indicating how to vote their shares on the proposals prior to the adjourned meeting date. The Company may consider additional adjournments to allow shareholders additional time to vote on some or all of the proposals if sufficient votes have not been received as of the adjourned meeting date. Valid proxies submitted by the company’s shareholders prior to the September 24, 2007 meeting will continue to be valid for purposes of the reconvened meeting. As more fully described in the proxy statement, the company’s shareholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken. Shareholders who need proxy materials or who desire to change their vote or revoke their proxy are encouraged to contact Sylvia Hermina at the Altman Group at (866) 822-1236.

About On2 Technologies, Inc.
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VoIP, and mobile media markets. On2’s software is used by such leading global companies as Adobe, AOL, Skype, XM Satellite Radio, Sony, CTTNet, VitalStream, Brightcove, and Tencent. Located in Tarrytown, N.Y., the company has R&D offices in Clifton Park, N.Y., and Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

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Investor Contact:

On2 Technologies, Inc:
Matt Frost
On2 Technologies
914 468 0510
invest@on2.com